Exhibit (a)(1)(A)
COGNEX CORPORATION
ONE VISION DRIVE
NATICK, MASSACHUSETTS 01760
(508) 650-3000
OFFER TO PURCHASE OUTSTANDING
STOCK OPTIONS HAVING AN EXERCISE PRICE
EQUAL TO OR GREATER THAN $23.00 PER SHARE
November 16, 2009

COGNEX CORPORATION
OFFER TO PURCHASE OUTSTANDING STOCK OPTIONS HAVING AN
EXERCISE PRICE EQUAL TO OR GREATER THAN $23.00 PER SHARE
THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON
DECEMBER 15, 2009, UNLESS THE OFFER PERIOD IS EXTENDED
     Cognex Corporation (the “Company,” “Cognex,” “we,” “us” or “our”) is offering, for compensatory purposes, to purchase from eligible employees, officers and directors of Cognex and its subsidiaries, certain outstanding stock options for a cash payment, payable as described in the materials that follow. Only outstanding options to purchase shares of Company common stock granted under the Company’s equity incentive plans that have an exercise price equal to or greater than $23.00 per share are eligible to be tendered for a cash payment in the Offer. Throughout this document, we refer to our offer to purchase outstanding stock options for cash as the “Offer,” and we refer to the options that are eligible to be tendered for a cash payment in the offer as “Eligible Options.”
     The amount that we are offering to pay for the cancellation of each option share in the Offer is set forth on Schedule A (referred to throughout this document as the “Per Share Amount”). We evaluated the amount that we are offering to pay using a binomial lattice model, applying a discount in certain cases as described in Section 3 of this document. The Per Share Amount varies among the Eligible Options due to their differing exercise prices and remaining term until expiration and is subject to a $0.05 per share minimum. All payments will be reduced by applicable income taxes, social insurance contributions, payroll taxes, and any other taxes that are required to be withheld (referred to throughout this document as “Tax Withholdings”).
     Participation in the Offer is voluntary. If you wish to participate in the Offer, you must:
•	properly complete, sign, date and deliver your election form during the period beginning on November 16, 2009 and ending at 5:00 p.m., Eastern Time, on December 15, 2009, or a later date if the Offer period is extended; and

•	be an employee, officer or director of Cognex or one of its subsidiaries throughout the period described in the prior bullet (an “Eligible Participant”).
     Each Eligible Participant will receive the applicable cash payment (subject to Tax Withholdings) for each Eligible Option tendered in the Offer promptly following the expiration of the Offer, provided that he or she continues to be an employee, officer or director of Cognex or one of its subsidiaries on that date. No interest will accrue, and no interest will be paid, on any portion of the cash payment.
     We are making the Offer upon the terms and subject to the conditions described in this document, including the conditions described in Section 7 of this document.
     Participating in the Offer involves risks. See “Material Risks of Participating in the Offer” on page 7.
     Although our Board of Directors has approved the Offer, neither we nor our Board of Directors makes any recommendation as to whether or not you should tender one or more of your Eligible Options in the Offer. You must make your own decision whether to tender your Eligible Options. You should carefully review this document in its entirety before deciding to participate in the Offer.
     Shares of our common stock are listed on the NASDAQ Global Select Market under the symbol “CGNX.” On November 13, 2009, the closing price of our common stock as reported on the NASDAQ Global Select Market was $17.03 per share. You should obtain current market prices for our common stock before you decide to participate in the Offer.
     You should direct questions about the Offer, requests for assistance in completing the related documents, and requests for additional copies of this document or related documents to Cognex’s Treasury Department at Treasury@cognex.com. If you need immediate assistance, you can contact Sheila DiPalma by sending an email to Sheila.DiPalma@cognex.com or by calling (508) 650-3356.
     This transaction has not been approved or disapproved by the Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

     In the event of any conflict between this document and the rules of the participating equity incentive plans or any applicable legislation, the rules or legislation (as the case may be) will take precedence. All information regarding taxation consequences is general information only and does not consider particular individual circumstances. We recommend that you consult with your tax advisor to determine the tax consequences of electing to participate in the Offer.
IMPORTANT—STEPS YOU MUST TAKE TO PARTICIPATE
     If you would like to accept the Offer, you must properly submit your election to the Company by completing, signing, dating and delivering the election form we have provided to you by mail, fax or email, in accordance with the instructions contained in the election form. Your election form must be received by Cognex before 5:00 p.m., Eastern Time, on December 15, 2009 (or a later expiration date if we extend the Offer). Elections not received by Cognex by 5:00 p.m., Eastern Time, on December 15, 2009, even if sent prior to the offer expiration time, will be disregarded. Accordingly, please allow time for delivery when sending your election form. If we do not receive your election by the offer expiration time, you will be deemed to have rejected the Offer.
     If you accept the Offer and our stock price increases above the exercise price of your Eligible Options during the term of your Eligible Options, the value of the net consideration you receive in the Offer may be less than the net profit that you would have received if you had exercised your Eligible Options and then sold the shares of stock obtained through that option exercise. Therefore, we cannot guarantee that the total consideration you may receive in the Offer will be higher than what you would receive if you do not tender your Eligible Options in the Offer. Cognex and its Board of Directors recognize that the decision to accept or reject the Offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors about your financial or tax situation.
     We have not authorized any person, including any Cognex employee, officer or director, to make any recommendation on our behalf as to whether or not you should tender your Eligible Options. We have not authorized anyone, including any Cognex employee, officer or director, to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this document and all related documents included as part of the Tender Offer Statement on Schedule TO filed with the SEC on November 16, 2009. If anyone makes any such recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by Cognex.

SUMMARY OF TERMS
     The following are answers to some of the questions that you may have about Cognex’s offer to purchase from eligible employees, officers and directors of Cognex and its subsidiaries, certain outstanding options granted under its equity incentive plans on the terms described in this document. We urge you to carefully read the remainder of this document and the accompanying documents because the information in this summary is not complete. We have included references to the relevant sections of this document where you can find a more complete description of the topics in this summary.
Questions Related to How the Option Repurchase Works

Q1:	What is the Offer?
We are offering to purchase any and all Eligible Options (as described in Q5 below) you hold for a cash payment for each option share. The amount before applicable Tax Withholdings that we are offering to pay for the cancellation of each option share in the Offer, or the Per Share Amount, ranges from $0.05 to $3.42. The Per Share Amount for each Eligible Option is set forth on Schedule A and described in Section 3 of this document.
Participation in the Offer is voluntary. If you wish to participate in the Offer, you must:
•	properly complete, sign, date and deliver your election form by mail, fax or email, in accordance with the instructions contained in the election form, during the period beginning on November 16, 2009 and ending at 5:00 p.m., Eastern Time, on December 15, 2009, or a later date if the Offer period is extended (the latest such date and time, the “Offer Termination Date”); and

•	qualify as an “Eligible Participant” (as described in Q3 and Q4 below), which generally means you are employed by us or one of our subsidiaries, serve as an officer of us or one of our subsidiaries, or serve as a non-employee director on our Board of Directors or on the board of directors of one of our subsidiaries, continuously throughout the period described in the prior bullet.

Q2:	Why is Cognex making the Offer?
Our philosophy is to provide competitive compensation packages to our employees consisting of cash compensation (in the forms of base salary and bonus) and awards of stock options. We believe that these stock options directly link the interests of our employees with those of our shareholders. In that regard, we have generally provided our employees with levels of salary and bonus that are quite a bit lower than typical for our industry, and, instead, we have put more of the value of their compensation packages in the form of stock options. Similarly, the compensation of our directors is more heavily weighted toward stock options than fees paid in cash. As a result, our stock option program is a key component of our overall long-term compensation philosophy which is designed to help motivate, reward and retain our employees, officers and directors over the long term.

Due to a number of factors in recent years having nothing to do with the efforts of our employees, officers and directors, such as the recent precipitous downturn in the economy, the vast majority of our outstanding stock options are significantly “underwater” (meaning the stock option exercise price exceeds the market price of Cognex common stock). As a result, these options are not providing the incentive and retention value to employees and directors that was originally intended. Moreover, in the past year, we have not provided any raises in salaries to our employees (other than in connection with promotions), nor have we paid any significant amounts in the form of bonuses. In recognition of these facts, we are now providing you with the opportunity to obtain a cash payment for certain of your options that are “underwater.” Whether or not you choose to participate in the Offer is your decision. You are free to not participate in the Offer and keep any one or more of your Eligible Options if you so choose.

Q3:	Who can participate in the Offer?
Only Eligible Participants may participate in the Offer. “Eligible Participants” are employees, officers and directors of Cognex and its subsidiaries as of November 16, 2009, who continue to be such employees, officers and directors of Cognex and its subsidiaries through the Offer Termination Date. If you are currently on medical, maternity, workers’ compensation, military or other statutorily protected leave of absence or a “personal” leave of absence, you are also eligible to participate in the Offer.

Q4:	Who is not eligible to participate in the Offer?
Employees, officers and directors who resign or whose employment or service is terminated for any reason at any time before the termination of the Offer are not eligible to participate.

Q5:	What options may be tendered for a cash payment in the Offer?
All outstanding options to purchase shares of our common stock that have exercise prices equal to or greater than $23.00 per share are eligible. See Section 1 of this document for further information.

Q6:	Do I have to tender all of my Eligible Options or can I just tender some of them?
If you hold more than one Eligible Option, you may choose to tender some, all or none of those options. However, if you choose to tender any particular option, you must tender all shares subject to that option (including both the vested and unvested portions of the option). For example, if you have an option for 1,000 shares with an exercise price of $28.954 per share, you must tender all 1,000 shares subject to that option (for example, you may not tender to Cognex 600 of the 1,000 shares subject to that Eligible Option). Any options you hold that have an exercise price less than $23.00 per share, as well as any Eligible Options you choose not to tender, will remain outstanding under their existing terms and conditions.

Q7:	What if my options are unvested?
Eligible Options that are not fully vested may be tendered in the Offer if you choose. In the case of partially vested option grants, both the vested and unvested portions of the Eligible Option must be tendered as described in Q6 above. You should note that the Per Share Amount for Eligible Options that are not fully vested includes a discount for the unvested portion. See Section 3 of this document for further information.

Q8:	What amount of consideration will I receive if I tender my Eligible Options?
The amount we will pay you in the Offer (before applicable Tax Withholdings ) is called the “Total Payment.” The Total Payment will be determined on the Offer Termination Date by adding up the total cash value of each of the Eligible Options that you have tendered. The cash value of each Eligible Option will be determined by multiplying the number of shares (both vested and unvested) in each tendered Eligible Option by the Per Share Amount of that option.

For example, if you have an option for 1,000 shares with an exercise price of $28.954 per share and an option for 1,000 shares with an exercise price of $27.996 per share, and you tender those options in the Offer, you will receive a Total Payment of $4,280 (1,000 x $2.28, plus 1,000 x $2.00), less applicable Tax Withholdings. See Section 3 of this document for further information.

Q9:	If I participate in the Offer, what will happen to the Eligible Options that I tender?
Immediately following the Offer Termination Date and our purchase of the Eligible Options, we will cancel all of your Eligible Options that have been properly tendered. You will no longer have any rights or obligations with respect to any Eligible Options that are tendered and cancelled.

The Offer also may increase the number of shares currently available for issuance under our 2007 Stock Option and Incentive Plan (the “2007 Plan”). To the extent Eligible Options are tendered by you and purchased by us in the Offer and such Eligible Options were issued under the 2007 Plan, the number of shares available for issuance under the 2007 Plan will increase by the number of shares subject to those Eligible Options tendered in the Offer. If the tendered Eligible Options were issued under any of our other equity incentive plans, then they will be cancelled without any shares being added to the number of shares available for future issuance.

Q10:	If I participate in the Offer, how and when will I receive my cash payment?
Promptly following the Offer Termination Date and our purchase of the Eligible Options, you will receive a single lump sum cash payment equal to the Total Payment, less applicable Tax Withholdings and without interest. Payment will be made on or before the first administratively practicable payroll date following the Offer Termination Date.

Q11:	How was the Per Share Amount determined?
The Per Share Amount that we will pay in the Offer is based on our valuation of the Eligible Options prior to the start of the Offer using a binomial lattice model, which is a common method of valuing stock options. This pricing model takes into consideration numerous factors, including our stock price, the expected stock price volatility of our stock, the exercise price of an Eligible Option, our risk free interest rate, the expected dividend yield, and the expected term of each Eligible Option. Thus, the Per Share Amount varies among the Eligible Options due to their differing exercise prices and remaining term until expiration and is subject to a $0.05 per share minimum. With respect to Eligible Options that are not fully vested, we applied a discount to the binomial lattice value for the unvested portion.

YOU MUST MAKE YOUR OWN DETERMINATION OF THE VALUE TO YOU OF YOUR ELIGIBLE OPTIONS, AND YOU SHOULD CONSULT WITH YOUR PERSONAL ADVISORS IF YOU HAVE QUESTIONS ABOUT YOUR FINANCIAL OR TAX SITUATION. For a more detailed explanation of the binomial lattice model utilized by Cognex and additional information regarding our determination of the Per Share Amounts, see the next question and Section 3 of this document.

Q12:	What should I consider before participating in the Offer?
If you participate in the Offer, the cash payment that you receive in the Offer may or may not be more valuable to you than continuing to hold your Eligible Options. This determination depends on a number of factors, including the Eligible Option exercise price, the Eligible Option expiration date, our stock price performance, and the timing of any fluctuations regarding the trading of our common stock. For illustrative purposes, consider the following hypothetical scenarios:
Assume that you hold an Eligible Option covering 1,000 shares with an exercise price of $28.954 per share at a time when our common stock is trading at $17.50 per share.
•	If our stock price were to stay below $17.50 per share for the entire life of your option, your Eligible Option would have no cash value to you because it would continue to be underwater. Under these circumstances, your Eligible Option would have less cash value than the $2,280 cash payment, before applicable Tax Withholdings, that you would be eligible to receive by participating in the Offer.

•	If our stock price were to rise to $29.954 per share, your Eligible Option would now be $1.00 in-the-money, resulting in an aggregate value of $1,000, which is the result obtained by multiplying $1.00 (representing the excess of the market price of $29.954 over the exercise price of $28.954) by 1,000 (the number of shares subject to the option in this example). Under these circumstances, although your Eligible Option would be in-the-money, the $2,280 cash payment, before applicable Tax Withholdings, that you would be eligible to receive by participating in the Offer would be higher than the amount the Eligible Option was in-the-money.

•	If our stock price were to rise to $31.954 per share, each option share would be $3.00 in-the-money, resulting in an aggregate cash value of $3,000, which is the result obtained by multiplying $3.00 (representing the excess of the market price of $31.954 over the exercise price of $28.954) by 1,000 (the number of shares subject to the option in this example). Under these circumstances, the $2,280 cash payment, before applicable Tax Withholdings, that you would be eligible to receive by participating in the Offer would be less than the amount the Eligible Option was in-the-money.
In evaluating the Offer, you should keep in mind that the future performance of our stock price and the value of your Eligible Options will depend upon, among other factors, the overall economic environment, the performance of the overall stock market and companies in our industry, and the performance of our own business. Accordingly, there are risks associated with keeping your Eligible Options and deciding not to participate in the Offer.

Participation in the Offer also involves risks, including the risk that our stock price could increase in the future. If our stock price rises above the exercise price of your tendered Eligible Options, those Eligible Options might have been worth more than the Total Payment that you receive in exchange for them. Please also note any payment you receive for tendering your Eligible Options will be reduced by applicable Tax Withholdings.

For more information about the risks relating to participation in the Offer, see “Material Risks of Participating in the Offer” on page 7. We also recommend that you read the discussion about our business contained in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended December 31, 2008 and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Quarterly Report on Form 10-Q for the fiscal quarter ended October 4, 2009. See Section 18 of this document.

Q13:	If I am an Eligible Participant located outside of the United States who holds Eligible Options, am I subject to the same terms as described in this Offer?
Yes. Non-U.S. employees should also refer to the Appendix to this document, entitled “Guide to Non-U.S. Issues,” for a discussion of the tax and other consequences of accepting or rejecting the Offer under the law of the country in which you are located. Cognex (or one of its subsidiaries, as applicable) will assess its requirements with respect to Tax Withholdings on the Total Payment, and where appropriate, will withhold and/or report applicable income taxes, social insurance contributions, payroll taxes, and other taxes as required. Regardless of withholding, you are responsible for reporting and paying all taxes and social insurance contributions arising from your election to tender Eligible Options in the Offer. Payment will be made in your local currency, using the currency exchange rate in effect on the Offer Termination Date.

Q14:	What if I do not accept the Offer?
If you do not accept the Offer, you will keep your Eligible Options, and you will not receive any portion of the cash payment. No changes will be made to the terms and conditions of your Eligible Options, and they will remain outstanding under the terms of the option agreement governing each of your Eligible Options.

Q15:	How does the Offer affect my 401(k), ESPP, or other benefits?
The payment that you may receive will not be considered part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, overtime, long-service awards, pension or retirement benefits or similar payments, or for purposes of our 401(k) plan, our employee stock purchase plan or any other plans we provide or make available to you. For example, no portion of any payment you receive in the Offer will be contributed to your 401(k) fund or otherwise affect your ability to make purchases under Cognex’s 2000 Employee Stock Purchase Plan, as amended (the “ESPP”).

Q16:	Does my participation in the Offer affect my eligibility to receive future equity awards?
Your participation will have no impact on either your eligibility to receive future equity awards from Cognex or on the number of future equity awards you might receive from Cognex.

Q17:	Will I have to pay taxes if I tender my Eligible Options in the Offer?
Yes. Any applicable income taxes, social insurance contributions, payroll taxes, and other taxes due on the payments you receive in the Offer will be withheld from your Total Payment and paid to the appropriate taxing authority, to the extent required by law. For U.S. employees, the receipt of payments in the Offer will be treated as ordinary income and Cognex will be required to withhold certain taxes. If you are an employee located outside the United States, the income taxes, social insurance contributions, payroll taxes, and other taxes required to be withheld will depend on the jurisdiction. Cognex (or one of its subsidiaries, as appropriate) will assess its withholding requirements on the Total Payment (and/or your acceptance of the Offer), and where appropriate, will make withholdings. Regardless of withholding, you are responsible for reporting and paying all taxes and social insurance contributions arising from your election to tender Eligible Options in the Offer. See Section 12 of this document and the Appendix.

BEFORE ACCEPTING THE OFFER, WE RECOMMEND THAT YOU CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE TAX AND SOCIAL CONTRIBUTION CONSEQUENCES OF ELECTING TO PARTICIPATE IN THE OFFER UNDER THE LAWS OF THE COUNTRY IN WHICH YOU LIVE AND WORK, INCLUDING, BUT NOT LIMITED TO, A DETERMINATION OF WHETHER TAXES IN ADDITION TO THE AMOUNTS WITHHELD FROM YOUR PAYMENTS IN THE OFFER, IF ANY, WILL BE DUE AS A RESULT OF ELECTING TO PARTICIPATE IN THE OFFER.

Q18:	Are there conditions to the Offer?
The Offer is subject to a number of conditions, which are described in Section 7 of this document. If any of these conditions exist, we may decide to reject the Eligible Options that you elect to tender, or we may terminate or amend the Offer, or postpone our acceptance of any Eligible Option that you elect to tender. These conditions include the following:
•	if we are required by the SEC or other regulatory agency to extend the scheduled termination of the Offer beyond 5:00 p.m., Eastern Time, on December 15, 2009;

•	if regulatory or legal actions threaten the validity or existence of, or our ability to complete, the Offer, or materially and adversely affect our business, condition (financial or other), assets, income, operations or prospects or materially impair the benefits we believe we will receive from the Offer;

•	if trading in the U.S. securities markets is suspended;

•	if there is any outbreak or material escalation of foreign or domestic hostilities or other crisis;

•	if a third party commences a merger with or acquisition of Cognex; or

•	if we believe that a material adverse change or changes in our business, condition (financial or other), assets, income, operations, prospects or stock ownership has occurred.

Questions about Duration of the Offer

Q19:	When does the Offer expire?
The Offer expires on December 15, 2009, at 5:00 p.m., Eastern Time, unless we extend it. Although we do not currently intend to do so, we may, in our discretion or as required, extend the Offer at any time. If we extend the Offer, we will announce the extension no later than 5:00 p.m., Eastern Time, on December 15, 2009. See Sections 1 and 14 of this document.
Questions about How to Elect to Tender Your Eligible Options

Q20:	What do I need to do to tender my Eligible Options in the Offer?
To participate, you must complete, sign, date and deliver the election form we have provided to you, in accordance with the instructions contained in the election form. The election form must be received by us before 5:00 p.m. on December 15, 2009 (or, if we extend the Offer period, a later date announced by us). Election forms may be submitted by any one of the following methods:
•	faxed to (508) 650-3324;

•	mailed to Cognex Corporation, One Vision Drive, Natick, Massachusetts 01760, Attention: Sheila DiPalma; or

•	scanned and emailed to Treasury@cognex.com.
We must receive your election before 5:00 p.m., Eastern Time, on December 15, 2009 (or, if we extend the Offer period, a later date announced by us). Elections received by Cognex after 5:00 p.m., Eastern Time, on December 15, 2009, even if sent prior to that time, will be disregarded. Accordingly, please allow time for delivery when sending your election form(s). If we do not receive your election by the offer expiration time, you will be deemed to have rejected the Offer. Election forms should not be returned via interoffice mail. We are not obligated to give notice of receipt of any election or of any defects or irregularities involved in the election to tender any Eligible Options in the Offer. See Section 4 of this document.
YOU SHOULD REVIEW THIS DOCUMENT AND ALL OF THE RELATED ATTACHMENTS BEFORE MAKING YOUR ELECTION.

Q21:	Can I change or withdraw my election?
You may change or withdraw your previous election at any time before 5:00 p.m., Eastern Time, on December 15, 2009. If we extend the Offer beyond that time, you may change or withdraw your previous election at any time until the Offer expires. You may change or withdraw your election more than once before the Offer expires.
If you submitted an election and you want to change that election, whether you decide to tender additional Eligible Options, withdraw Eligible Options you previously elected to tender, or substitute certain Eligible Options for others, you must submit a new election listing all of the Eligible Options you now wish to tender. Your new election must be received by us before 5:00 p.m., Eastern Time, on December 15, 2009 (or, if we extend the Offer period, a later date announced by us). See Section 4 of this document.
You may withdraw all your tendered Eligible Options by submitting to us a withdrawal form, in accordance with the instructions contained in the withdrawal form. If you then decide to participate in the Offer after all, you must complete and submit a new election to do so. Notices of withdrawal not received by Cognex before 5:00 p.m., Eastern Time, on December 15, 2009, even if sent prior to the offer expiration time, will be disregarded. Accordingly, please allow time for delivery when sending your withdrawal form. If we do not receive your election before the Offer expires, you will be deemed to have rejected the Offer. However, if, after 40 business days from the start of the Offer, we have not accepted for payment all Eligible Options you elected to tender, you may withdraw any Eligible Options you elected to tender in the Offer. See Section 5 of this document.

Q22:	Under what circumstances would Cognex not accept my Eligible Options?
We may reject any or all elections or tendered options to the extent that we determine they were not properly executed or delivered, to the extent that we determine it is unlawful to accept the Eligible Options elected for purchase and cancellation, or if certain conditions exist that in our reasonable judgment make it inadvisable to proceed with the Offer. See Sections 6 and 7 of this document.

Q23:	Whom should I contact if I have questions about the Offer?
You should direct questions about this Offer, requests for assistance in completing the related documentation, and requests for additional copies of this document or related documents to Cognex’s Treasury Department at Treasury@cognex.com. If you need immediate assistance, you can contact Sheila DiPalma by sending an email to Sheila.DiPalma@cognex.com or by calling (508) 650-3356.

MATERIAL RISKS OF PARTICIPATING IN THE OFFER
     Participation in the Offer involves a number of potential risks. We describe some of these risks below. In addition, information concerning risk factors is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and in our Quarterly Reports on Form 10-Q filed with the SEC on May 6, 2009, August 5, 2009 and November 2, 2009. Eligible Participants should carefully consider these risks and are urged to speak with an investment and tax advisor as necessary before deciding whether or not to participate in the Offer. In addition, we strongly encourage you to read this document in its entirety and review the documents referred to in Section 18 (and, for non-U.S. employees, Section 13 and the Appendix) of this document.
If our stock price increases after the date that your tendered options are cancelled, your cancelled options might have been worth more than the cash payment you receive in the Offer.
     Although our stock price is currently lower than the exercise price of the Eligible Options you may tender in the Offer, our stock price may increase in the future. If you accept the Offer and our stock price increases above the exercise price of your Eligible Options during the term of your Eligible Options, the value of your Total Payment in the Offer may be less than the value of the common stock you would have received upon exercise of your Eligible Options. Therefore, we cannot guarantee that the value of your Total Payment in the Offer will be higher than what you would receive if you do not tender your Eligible Options in the Offer.
The Per Share Amount to be paid in the Offer may not accurately reflect the value of your Eligible Options at the Offer Termination Date.
     The calculation of the Per Share Amount for each Eligible Option was based on a binomial lattice model that relied on numerous assumptions. If a different model or different assumptions had been used, the amount to have been paid in the Offer for Eligible Options may have varied from the applicable Per Share Amount reflected in the Offer. An option’s value using the binomial lattice model can change over time. As a result, if you tender your Eligible Options, you will be receiving a cash payment which may be less than the binomial lattice value that those Eligible Options would have had at the time of the cash payment.
     Moreover, with respect to Eligible Options that are not fully vested, we applied a discount to the binomial lattice value for the unvested portion. As a result, if you tender an Eligible Option that is not fully vested, you will be receiving a cash payment that is less than the binomial lattice value of that Eligible Option at the start of the Offer.

Cognex and its Board of Directors recognize that the decision to accept or reject the Offer is an individual one, and that it should be based on a variety of factors. The information about this Offer is limited solely to the information contained in this document, and no other employee of Cognex nor any member of its Board of Directors nor any of its agents is authorized to make any change to what is stated in this document or to interpret it for you. If you have questions about how this Offer affects your financial or tax situation, you should consult with your independent personal advisors.

THE OFFER
1. ELIGIBLE PARTICIPANTS; NUMBER OF OPTIONS; OFFER TERMINATION DATE.
     We are offering to purchase for cash Eligible Options (as defined below) held by Eligible Participants (as defined below), on the terms described in this document.
     “Eligible Participants” are employees, officers and directors of Cognex and its subsidiaries as of November 16, 2009, who continue to be employees, officers and directors through the Offer Termination Date (as defined below). If you are currently on medical, maternity, workers’ compensation, military or other statutorily protected leave of absence or a “personal” leave of absence, you are also eligible to participate in the Offer. Employees whose employment is terminated for any reason before the termination of the Offer are not eligible to participate in the Offer. Similarly, any officers or directors who resign prior to the termination of the Offer are not eligible to participate in the Offer.
     “Eligible Options” consist of options with exercise prices equal to or greater than $23.00 per share that have been granted under the 2007 Plan, our 1998 Stock Incentive Plan, as amended, and our 1998 Non-Employee Director Stock Option Plan, as amended. The exercise price threshold of $23.00 represents a 28.71% increase over the 52-week high sale price of our common stock preceding the start of the Offer ($17.87 on September 17, 2009).
     If a stock option that you hold expires, terminates or is forfeited before the Offer Termination Date, whether because of termination of your employment, expiration of the option in accordance with its terms or otherwise, that stock option will not be an Eligible Option. Only stock options that have not expired, terminated or been forfeited, whether vested or unvested, and that remain outstanding on the Offer Termination Date, will be Eligible Options. Please note that if your employment or service with Cognex or its subsidiaries terminates before the Offer Termination Date, your options will no longer be Eligible Options and the terms of your option agreements will govern the impact of employment termination on your options.
     If you hold more than one option, you may tender as many or as few of your options that qualify as Eligible Options. If you elect to tender an Eligible Option in the Offer, you must tender all of the outstanding shares (both vested and unvested) under that Eligible Option. You will not be allowed to tender a portion of an option that qualifies as an Eligible Option. If you do not elect to tender an Eligible Option, such Eligible Option will not be purchased by Cognex and will continue on its current terms.
     As of November 16, 2009, options to purchase 9,754,328 shares of our common stock were outstanding under our equity incentive plans. The options had exercise prices of between $1.00 and $59.6875 per share. Of these options, options to purchase 5,253,307 shares of our common stock had an exercise price equal to or greater than $23.00, all of which are held by Eligible Participants as of the date of this document. The shares of our common stock issuable upon exercise of Eligible Options held by Eligible Participants represent approximately 53.86% of the total shares of common stock issuable upon exercise of all options outstanding under our equity incentive plans as of November 16, 2009. As of November 16, 2009, there were no other options to purchase shares of our common stock outstanding.
     Our Offer is subject to the terms and conditions described in this document. We will only accept Eligible Options that are properly tendered for purchase in the Offer and not validly withdrawn in accordance with Sections 4 and 5 of this document before the Offer expires on the Offer Termination Date. We may, however, reject any or all elections, withdrawals or tenders of Eligible Options to the extent that we determine the election or withdrawal is not properly completed or to the extent that we determine it is unlawful to accept any of the Eligible Options you elect to tender or to the extent certain conditions described in this document exist which in our reasonable judgment make it inadvisable to proceed with the Offer. See Sections 6 and 7 of this document.
     The term “Offer Termination Date” for this Offer means 5:00 p.m., Eastern Time, on December 15, 2009, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open. If we extend the period of time during which the Offer will remain open, the term “Offer Termination Date” will refer to the latest time and date at which the Offer expires. See Section 14 of this document for a description of our rights to extend, postpone, terminate and/or amend the Offer or to reject any Eligible Option that you elect to tender in the Offer.
     We will publish a notice if we decide to take any of the following actions:
•	increase or decrease the amount of the Per Share Amount for your Eligible Options;

•	change the number or type of stock options or underlying shares of our common stock eligible to be tendered in the Offer; or

•	extend or terminate the Offer.
If the Offer is scheduled to expire within ten business days from the date we notify you of such action, we also intend to extend the Offer until ten business days after the date the notice is published.
     If we elect to extend the Offer, the payment date as described below would also change.
     A “business day” means any day other than a Saturday, Sunday or federal holiday in the United States and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.
2. PURPOSE OF THE OFFER.
          Our philosophy is to provide competitive compensation packages to our employees consisting of cash compensation (in the forms of base salary and bonus) and awards of stock options. We believe that these stock options directly link the interests of our employees with those of our shareholders. In that regard, we have generally provided our employees with levels of salary and bonus that are quite a bit lower than typical for our industry, and, instead, we have put more of the value of their compensation packages in the form of stock options. Similarly, the compensation of our directors is more heavily weighted toward stock options than fees paid in cash. As a result, our stock option program is a key component of our overall long-term compensation philosophy which is designed to help motivate, reward and retain our employees, officers and directors over the long term.
          Due to a number of factors in recent years having nothing to do with the efforts of our employees, officers and directors, such as the recent precipitous downturn in the economy, the vast majority of our outstanding stock options are significantly “underwater” (meaning the stock option exercise price exceeds the market price of Cognex common stock). As a result, these options are not providing the incentive and retention value to employees and directors that was originally intended and that they had expected. Moreover, in the past year, we have not provided any raises in salaries to our employees (other than in connection with promotions), nor have we paid any significant amounts in the form of bonuses. In recognition of these facts, we are now providing you with the opportunity to obtain a cash payment for certain of your options that are “underwater.” The Offer is designed to restore the incentive value of these equity awards by providing you with the opportunity to obtain the benefit associated with the cash payment, in lieu of the less certain, but in some cases potentially more valuable, benefit that you could receive if you elect to retain your Eligible Options. Whether or not you choose to participate in the Offer is your decision. You are free to not participate in the Offer if you so choose.
     Also, the Offer may increase the number of shares available for issuance under the 2007 Plan. To the extent Eligible Options are tendered by you and purchased by us in the Offer and such Eligible Options were issued under the 2007 Plan, the number of shares available for issuance under the 2007 Plan will increase by the number of shares subject to those Eligible Options tendered in the Offer. If the tendered Eligible Options were issued under any of our other equity incentive plans, then they will be cancelled without any shares being added to the number of shares available for future issuance. As of the date of this document, there were 391,550 Eligible Options that were issued under the 2007 Plan.
3. VALUATION OF ELIGIBLE OPTIONS; AMOUNT OF PAYMENT FOR ELIGIBLE OPTIONS.
          Consideration. Subject to their continued employment or service relationship with Cognex or one of its subsidiaries through the Offer Termination Date, participants in the Offer will receive, in exchange for the cancellation of their Eligible Options, a cash payment for each tendered option share. The amount before applicable Tax Withholdings that we are offering to pay for the cancellation of each option share in the Offer is the “Per Share Amount.” The Per Share Amount for each Eligible Option is set forth on Schedule A.
     The actual amount you will receive in the Offer will be determined upon the Offer Termination Date by:
•	aggregating the total cash value of each Eligible Option (i.e., the Per Share Amount multiplied by the number of shares subject to the option) that you have tendered (we refer to this amount as the “Total Payment”); and

•	subtracting applicable Tax Withholdings.
     For example, if you have an option for 1,000 shares with an exercise price of $28.954 per share and an option for 1,000 shares with an exercise price of $27.996 per share, and you tender those options in the Offer, you will receive $4,280 (1,000 x $2.28, plus 1,000 x $2.00), less applicable Tax Withholdings.
     Applicable Tax Withholdings or charges will be withheld from the Total Payment and paid by us (or one of our subsidiaries, as appropriate) to the applicable taxing authority, to the extent required by law. Specific Tax Withholdings will depend on the laws in your jurisdiction. Eligible Participants should consult with their tax advisor to determine if additional taxes will be due. Depending on your personal tax situation, you may owe taxes on the Total Payment above and beyond the amounts withheld and such amounts are your responsibility to pay. Any failure to timely remit the proper amount of taxes may result in tax penalties, which also will be your responsibility to pay.
     In addition, if you are an employee located outside the United States, the Total Payment will be converted from U.S. dollars to local currency on the Offer Termination Date, using the currency exchange rate in effect on the Offer Termination Date.
     Valuation. In determining the Per Share Amount for each Eligible Option, we valued the Eligible Option before the start of the Offer based on a binomial lattice model. While the binomial lattice model is a commonly used method for valuing stock options, you should note that it is different than the Black-Scholes option pricing model or other models that may be used by companies to value their equity awards. The Company uses a binomial lattice model to value its stock options for financial reporting purposes and believes that this model results in a better estimate of fair value because it identifies patterns of exercises based on triggering events, tying the results to possible future events instead of a single path of actual historical events.
     The binomial lattice model utilized by Cognex includes the following factors: stock price; the exercise price of the stock option; a risk-free interest rate; the expected volatility of the underlying stock; the expected dividend yield of the stock; and the expected life of the stock option. Some of these inputs are objectively determinable, while others, such as appropriate volatility measures and expected life, require some judgment. For purposes of this calculation, we considered the following measures:
•	Stock price: $16.95, the closing stock price on November 6, 2009;

•	Weighted average exercise price of Eligible Options: $29.2733;

•	Weighted average expected life of Eligible Options: 4.84 years, which is the approximate remaining contractual life of the Eligible Options as adjusted for expected exercise patterns and estimated forfeitures;

•	Risk-free interest rate: Ranges from 0.06% to 4.35%, varying by grant based on remaining contractual lives. It is based on the rate from the zero-coupon yield curve derived from the U.S. Treasury Strips yield table;

•	Expected volatility: 43%, based on a six-year historical volatility; and

•	Expected dividend yield: 1.18%.
Thus, the Per Share Amount varies among the Eligible Options due to their differing exercise prices and remaining term until expiration and is subject to a $0.05 per share minimum.
     With respect to Eligible Options that are not fully vested, we determined the Per Share Amount by applying a discount to the binomial lattice value for the Eligible Option. The discount was applied in recognition of the fact that the Eligible Option is not fully vested based on our standard vesting schedule for options granted on that date. For example, if the binomial lattice value of an Eligible Option was $2.66 per option share but that Eligible Option is vested with respect to only three-quarters of the option shares, then the Per Share Amount that we will pay you for that Eligible Option would be $2.00 (3/4 x $2.66). If the Eligible Option represented an option to purchase a total of 1,000 shares (including both vested and unvested shares), then the cash payment with respect to that Eligible Option would be $2,000 (1,000 x the Per Share Amount of $2.00), while the binomial lattice value would be $2,660 (1,000 x $2.66). As a result, if you tender an Eligible Option that is not fully vested, you will be receiving a cash payment that is less than the value of that Eligible Option at the start of the Offer based on the binomial lattice model.
     You must make your own determination of the value to you of your Eligible Options, and you should consult with your personal advisors if you have questions about your financial or tax situation.
4. PROCEDURES FOR TENDERING YOUR ELIGIBLE OPTIONS.
     You may tender your stock options only as described in this Section 4.
     Making Your Election. To participate in the Offer, you must tender Eligible Options before the Offer Termination Date. To tender your Eligible Options, you must complete, sign, date and deliver your election form to confirm your participation in the Offer. You may deliver your election form by mail to Cognex Corporation, One Vision Drive, Natick,

Massachusetts 01760, Attention: Sheila DiPalma, by fax to (508) 650-3324, or by email to Treasury@cognex.com. If we do not receive your election before 5:00 p.m., Eastern Time, on December 15, 2009 (or, if we extend the Offer period, a later date we will specify), your tender of Eligible Options will not be given effect.
     If you elect to tender an Eligible Option pursuant to the Offer, you must tender all of the outstanding shares (both vested and unvested) subject to the Eligible Option.
     For your election to participate in the Offer to be valid, we must receive your election by 5:00 p.m., Eastern Time, on December 15, 2009 (or, if we extend the Offer, a later date we will specify). If you do not make an election, you will not participate in the Offer, and all Eligible Options you currently hold and any stock options you hold that are not Eligible Options will remain outstanding under their existing terms and conditions.
     You do not need to return the stock option agreements for your Eligible Options to effectively elect to accept the Offer, as they will be automatically cancelled if we accept your Eligible Options for purchase in the Offer. However, you will be required to return your stock option agreements upon our request.
     Changing Your Election. If you submitted an election and you want to change that election, whether because you decide to tender additional Eligible Options, withdraw Eligible Options you previously elected to tender, or substitute certain Eligible Options for others, you must submit a new election listing all of the Eligible Options you now wish to tender. For example, if you initially submit an election indicating you want to tender your Eligible Options A and B, and then decide that you do not want to tender Eligible Option B but want to tender Eligible Option C, you must submit a new election that lists A and C as the Eligible Options you want to tender. The latest election received by us in accordance with the delivery instructions above will supersede and replace all prior elections, so you should be sure to follow the foregoing instructions carefully. As discussed in Section 1, you may tender Eligible Options only on a whole grant-by-grant basis.
     Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to the number of shares subject to Eligible Options and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Options. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options to the extent that we determine that the election is not properly completed or to the extent that we determine it is unlawful to accept any of the Eligible Options that you elect to tender. We may waive any or all of the conditions of the Offer for all Eligible Participants. We may waive any defect or irregularity in any election with respect to any particular Eligible Option or any particular Eligible Participant, in each case in our sole discretion. No Eligible Options will be accepted for purchase in the Offer until all defects or irregularities have been cured by the Eligible Participants tendering the Eligible Options or waived by us. Neither we nor any other person is obligated to give notice of receipt of any election or of any defects or irregularities involved in the election to tender any Eligible Options in the Offer, and no one will be liable for failing to give notice of receipt of any election or of any such defects or irregularities.
     Our Acceptance Constitutes an Agreement. If you elect to tender your Eligible Options according to the procedures described above, you will have accepted the terms and conditions of the Offer. Our acceptance of Eligible Options that are properly tendered for purchase in the Offer will form a binding agreement between you and us on the terms and subject to the conditions of the Offer.
     We currently expect that we will accept promptly after the Offer Termination Date all properly and timely made elections to tender Eligible Options for purchase in the Offer that have not been validly withdrawn prior to the Offer Termination Date. We reserve the right to extend; terminate; postpone and/or amend the Offer; or reject the Eligible Options you elect to tender pursuant to the Offer.
5. WITHDRAWAL RIGHTS; CHANGE IN ELECTION.
     You may withdraw your election only by following the procedures described in this Section 5. This Section 5 applies only if you want to completely withdraw your participation in the Offer as to all of your Eligible Options that you have previously tendered. If you still intend to participate in the Offer but want to change your previous election, (whether to tender additional Eligible Options, withdraw Eligible Options you previously elected to tender, or substitute certain Eligible Options for others), you must follow the instructions under the heading “Changing Your Election” in Section 4 above, rather than the instructions in this Section 5.
     The following examples are designed to assist you in determining whether to submit a withdrawal form in accordance with Section 5 or a new election in accordance with Section 4.

     Example 1: You hold Eligible Options A and B. You submit an election to tender Eligible Options A and B. Later, you decide you do not want to tender Eligible Option B. You must follow the procedures set forth in Section 4 under the heading “Changing Your Election” and submit a new election listing only Eligible Option A as the option you wish to tender. This new election will replace and supersede any previous election you submitted.
     Example 2: You hold Eligible Options A and B. You submit an election to tender Eligible Option A. Later, you decide you do not want to tender Eligible Option A, and you still do not want to tender Eligible Option B either. Since you no longer wish to participate in the Offer at all, you must submit a withdrawal form according to the procedures described below in this Section 5, which will terminate your participation in the Offer with respect to all of your Eligible Options that you previously elected to tender. You should only submit a withdrawal form if you have decided not to tender any of the Eligible Options you previously elected to tender.
     To withdraw your election to tender your Eligible Options in the Offer, you must complete, sign, date and deliver a withdrawal form by mail, fax or email in accordance with the instructions contained in the withdrawal form. Copies of the withdrawal form are available on the employee intranet at CognexUs or by request from Cognex (phone: (508) 650-3356; email: Treasury@cognex.com). If we do not receive your withdrawal form before 5:00 p.m., Eastern Time, on December 15, 2009 (or, if we extend the Offer period, a later date we will specify), your withdrawal from your election to tender Eligible Options will not be given effect. However, you may withdraw any Eligible Options you elected to tender pursuant to the Offer if after 40 business days following the start of the Offer, we have not accepted for payment all Eligible Options you elected to tender in the Offer. The date of the 40th business day following the start of the Offer is January 13, 2010. Once you have withdrawn your election to tender your Eligible Options, you may re-elect to tender your Eligible Options only by again following the election procedure described in Section 4 of this document on or before the Offer Termination Date.
     We will determine all questions as to the form and validity (including time of receipt) of withdrawals. Our determinations regarding these matters will be final and binding on all parties. Neither we nor any other person is obligated to give you notice of any errors in any withdrawal, and no one will be liable for failing to give notice of any errors.
6. ACCEPTANCE OF OPTIONS FOR PURCHASE AND CANCELLATION; DELIVERY OF PAYMENT.
     On the terms and subject to the conditions of the Offer and promptly following the Offer Termination Date, we expect to accept all Eligible Options properly tendered for purchase and not validly withdrawn before the Offer Termination Date. If you are an Eligible Participant and validly tender Eligible Options that you do not withdraw from the Offer before the Offer Termination Date, those options will be cancelled when we accept them for payment and you will no longer have any rights with respect to those options. Subject to our rights to extend, terminate and amend the Offer before the Offer Termination Date, we will accept promptly after the expiration of the Offer all validly tendered Eligible Options that have not been properly withdrawn. To the extent you elect to exercise your withdrawal rights described in Section 5 of this document more than once or submit more than one election and your elections or withdrawals are conflicting, your most recent election or change/withdrawal form received by us before 5:00 p.m., Eastern Time, on December 15, 2009 (unless otherwise extended), will be the election form considered for acceptance by us.
     If your Eligible Options are so accepted, you will be entitled to cash in an amount equal to the Total Payment, less applicable Tax Withholdings, payable on or before the first administratively practicable payroll date following the Offer Termination Date. Your cash payment will be made through our payroll system. You will receive such cash payment by direct deposit if you currently receive your paycheck in this manner. Payment will be made in your local currency, using the currency exchange rate in effect on the Offer Termination Date. No interest will accrue, and no interest will be paid, on any portion of the Total Payment.
7. CONDITIONS OF THE OFFER.
     Notwithstanding any other provision of the Offer, we will not be required to accept any Eligible Options that you elect to exchange, and we may terminate or amend the Offer, or postpone our acceptance of any Eligible Options that you elect to exchange, in each case if at any time on or after November 16, 2009 and on or before December 15, 2009, or a later expiration date if the Offer is extended, we determine that any of the following events has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the Offer to us and thus makes it inadvisable for us to proceed with the Offer or to accept the Eligible Options that you elect to exchange. The conditions are as follows:
•	if we are required by the SEC or other regulatory agency to extend the Offer Termination Date beyond December 15, 2009;

•	if any action or proceeding is threatened, pending or taken, or any approval is withheld, by any court or any government agency, authority, or tribunal, or any other person, domestic or foreign, which action or withholding, in our reasonable judgment, would or might directly or indirectly challenge the making of the

Offer or make it illegal for us to accept some or all of the Eligible Options or otherwise restrict or prohibit the acquisition of some or all of the Eligible Options tendered for purchase pursuant to the Offer;

•	if any action or proceeding is threatened, pending or taken, or any approval is withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed applicable to the Offer or us, by any court or any government agency, authority, or tribunal, or any other person, domestic or foreign, that, in our reasonable judgment, would or might directly or indirectly:
•	make the acceptance for purchase or the purchase of some or all of the Eligible Options elected for tender pursuant to the Offer illegal or otherwise restrict or prohibit consummation of the Offer;

•	delay or restrict our ability, or render us unable, to accept the Eligible Options for purchase or to purchase Eligible Options for some or all of the Eligible Options tendered for purchase; or

•	materially and adversely affect our business, condition (financial or other), income, assets, operations or prospects;
•	if there is:
•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•	a substantial decline or increase in our stock price or significant volatility in the market price of our stock resulting from any number of factors, including fluctuations in our operating results, announcements of technological innovations or new products, developments in proprietary rights, or general market conditions;

•	any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the Offer, other than as contemplated as of the commencement date of the Offer;

•	a material change in the prospects of our business resulting from any number of factors, including fluctuations in our operating results, announcements of technological innovations or new products, developments in proprietary rights, general market conditions, a material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of foreign or domestic hostilities or other calamity or crisis;

•	a suspension of trading in our equity securities by the SEC or by the NASDAQ Stock Market;

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

•	any outbreak or material escalation of foreign or domestic hostilities or other calamity, crisis or terrorist action directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the Offer; or

•	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;
•	if another person publicly makes or proposes a tender or exchange offer for some or all of our common stock, or an offer to merge with or acquire us, or we learn that:
•	any person, entity or “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), has acquired or proposed to acquire beneficial ownership of more than five percent (5%) of the outstanding shares of our common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to November 16, 2009;

•	any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC prior to November 16, 2009 shall have acquired or proposed to acquire beneficial ownership of an additional two percent (2%) or more of the outstanding shares of our common stock;

•	any new group shall have been formed that beneficially owns more than five percent (5%) of the outstanding shares of our common stock before the Offer Termination Date; or

•	any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 disclosing or made a public announcement that it intends to acquire us or any of our assets or securities; or

•	if there shall have occurred any change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or price that, in our reasonable judgment, is or may have a material adverse effect on us or may materially impair the benefits, or materially increase the costs, of the Offer to us.
     The conditions to the Offer are for our benefit. We may assert the conditions to the Offer in our discretion before the Offer Termination Date and we may waive the conditions to the Offer in accordance with applicable law, at any time and from time to time before the Offer Termination Date, whether or not we waive any other condition to the Offer. Should we decide to waive any of the conditions to the Offer, we must do so before 5:00 p.m., Eastern Time, on the Offer Termination Date of December 15, 2009 (or a later expiration date if the Offer is extended).
     Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. If we become aware that a condition to the Offer has been triggered, we will promptly notify Eligible Participants whether or not we have decided to waive such condition. Should we choose to waive a particular right, we may not reassert that particular right again in the Offer. Any determination we make concerning the events described in this Section 7 may be challenged by an Eligible Participant only in a court of competent jurisdiction. A non-appealable determination with respect to such matter by a court of competent jurisdiction will be final and binding upon all persons.
     We currently expect that we will accept promptly after the Offer Termination Date all Eligible Options that are properly submitted to be exchanged and have not been validly withdrawn prior to the Offer Termination Date.
     The Offer is not conditioned upon any financing arrangement or financing plan.

8.	PRICE RANGE OF COMMON STOCK.
     There is no established trading market for the Eligible Options. The securities underlying the Eligible Options are shares of our common stock, which are listed on the NASDAQ Global Select Market under the symbol “CGNX.” During the 52-week period preceding the start of the Offer, the highest sale price for our common stock was $17.87 (on September 17, 2009). The following table sets forth for the periods indicated the high and low sale price for our common stock as listed on the NASDAQ Global Select Market:

	High	Low
Year ended December 31, 2009
Fourth Quarter (through November 13, 2009)	$17.60	$15.64
Third Quarter	$17.87	$13.58
Second Quarter	$14.85	$12.41
First Quarter	$15.30	$9.46
Year ended December 31, 2008
Fourth Quarter	$21.23	$10.82
Third Quarter	$25.00	$16.57
Second Quarter	$28.10	$21.25
First Quarter	$22.16	$14.67
Year ended December 31, 2007
Fourth Quarter	$25.87	$16.68
Third Quarter	$25.87	$16.68
Second Quarter	$24.24	$20.20
First Quarter	$24.85	$20.83
     As of November 13, 2009, the last reported sale price of our common stock, as reported on the NASDAQ Global Select Market, was $17.03 per share. We recommend that you obtain current market quotations for our common stock, among other factors, before deciding whether or not to tender your Eligible Options.
     If the price of our common stock increases above the exercise price of your Eligible Options during the term of your Eligible Options, the value of the Total Payment may be less than the profit that you would have realized if you had kept your Eligible Options, exercised them and then sold the stock. Therefore, we cannot guarantee that the value of the Total Payment will be higher than what you would receive if you do not tender your Eligible Options in the Offer. You should obtain current market prices for our common stock and consult with your financial advisor before you decide whether or not to tender your Eligible Options.

9.	INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING OPTIONS.
     Our executive officers and directors are eligible to participate in the Offer. A list of our executive officers and directors and the number of Eligible Options beneficially owned by them as of November 16, 2009 is set forth below:

Name of Executive		Maximum Number of	Percentage of All	Maximum Potential
Officer or Director	Title	Eligible Options	Eligible Options	Cash Payment
Robert J. Shillman	Chief Executive Officer, President, and Chairman of the Board of Directors	291,700	5.55%	$584,375

Robert Willett	Executive Vice President of Cognex and President, MVSD	250,000	4.76%	$270,000

Richard A. Morin	Executive Vice President of Finance and Administration, Chief Financial Officer and Treasurer	128,250	2.44%	$275,633

Patrick A. Alias	Director and Senior Vice President of Cognex	33,533	*	$75,689

Jerald G. Fishman	Director	28,500	*	$54,075

Theodor Krantz	Director	20,000	*	$37,200

Edward J. Smith	Director	20,000	*	$37,200

Anthony Sun	Director	32,500	*	$80,675

Reuben Wasserman	Director	32,500	*	$80,675

*	Less than 1%
     The address of each of the persons set forth above is c/o Cognex Corporation, One Vision Drive, Natick, Massachusetts 01760.
     As of November 16, 2009, our executive officers and directors (9 persons) as a group held outstanding options to purchase a total of 1,419,190 shares of our common stock under our equity incentive plans. This represented approximately 14.55% of the shares subject to all outstanding options under our equity incentive plans as of that date. Of those options held by executive officers and directors as of November 16, 2009, 836,983 are Eligible Options, representing 15.93% of the total Eligible Options as of the date of this document.
     Neither Cognex nor its directors, executive officers or affiliates have engaged in transactions involving Eligible Options during the 60 days prior to the date of the Offer.
     Except for outstanding options to purchase shares of our common stock and other stock awards granted or to be granted from time to time to certain of our employees (including executive officers) and directors pursuant to our equity incentive plans and the purchase rights that are outstanding from time to time under our ESPP, and except as set forth in this document, neither we nor any person controlling us nor any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations). We also refer you to the definitive proxy statement for our Special Meeting in lieu of the 2009 Annual Meeting, filed with the SEC on March 11, 2009, for information concerning agreements, arrangements and understandings between Cognex and other persons with respect to our common stock. See Section 18 for further information.

10.	SOURCE OF FUNDS; ACCOUNTING CONSEQUENCES OF THE OFFER; STATUS OF OPTIONS TENDERED PURSUANT TO THE OFFER.
     If we receive and accept the election to tender all Eligible Options outstanding as of November 16, 2009 held by all Eligible Participants, we expect to pay to our employees, officers and directors an aggregate Total Payment of approximately

$9,638,779, subject to applicable Tax Withholdings. We anticipate making all payments pursuant to the Offer and payment of related fees and expenses from available cash on hand.
     Assuming all of the Eligible Options subject to the Offer are tendered and accepted for payment, we anticipate that we will incur an accounting expense of up to approximately $900,000. This expense represents stock-based compensation expense, consisting primarily of the remaining unamortized stock-based compensation expense associated with the unvested portion of the Eligible Options, assuming all unvested options are tendered. It should be noted that the total accounting expense for the unvested Eligible Options will not increase as a result of the Offer; however, the timing of the expense may be accelerated. If an Eligible Option is tendered in the Offer and accepted for payment, the remaining unamortized stock-based compensation expense for the unvested portion will be incurred by the Company in the fiscal quarter in which the Offer Termination Date occurs, instead of over the remaining vesting period of the Eligible Option.
     We do not expect to incur any material amount of additional stock-based compensation expense because the Per Share Amounts for the Eligible Options were determined based on the value of the Eligible Options shortly before the start of the Offer and, with respect to Eligible Options which are only partially vested, include a discount for the unvested portion. However, to the extent that the amount we pay for an Eligible Option in the Offer is higher than the fair value of such award on the Offer Termination Date, we would incur additional expense as calculated under Statement of Financial Accounting Standards No. 123(R), Share-based Payment.
     Also, the Offer may increase the number of shares available for issuance under the 2007 Plan. To the extent Eligible Options are tendered by you and purchased by us in the Offer and such Eligible Options were issued under the 2007 Plan, the number of shares available for issuance under the 2007 Plan will increase by the number of shares subject to those Eligible Options tendered in the Offer. If the tendered Eligible Options were issued under any of our other equity incentive plans, then they will be cancelled without any shares being added to the number of shares available for future issuance. As of the date of this document, there were 391,550 Eligible Options that were issued under the 2007 Plan.

11.	LEGAL MATTERS; REGULATORY APPROVALS.
     We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Offer, or of any approval or other action by any government or regulatory authority or agency that is required for completion of the Offer. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of any Eligible Options that you tender for purchase and cancellation in the Offer. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business or delay in the Offer. Our obligation in the Offer to accept tendered Eligible Options and to pay the Per Share Amount is subject to conditions, including the conditions described in Section 7 of this document.

12.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.
     The following is a general summary of the material U.S. federal income tax consequences to you of participating in the Offer. Please note that the following is only a summary of the material U.S. federal income tax laws and regulations that apply to the Offer and does not address all possible tax aspects of transactions that may arise in connection with the Offer, including foreign, state or local tax consequences. The tax laws and regulations are complex and are subject to legislative changes. Before accepting the Offer, we recommend that you consult with your tax advisor to determine the tax consequences of electing to participate in the Offer, including, but not limited to, a determination of whether taxes in addition to the amounts withheld from the Total Payment may be due as a result of electing to participate in the Offer. Depending on your personal tax situation, you may owe taxes on the Total Payment above and beyond the amounts withheld. Any difference in Tax Withholdings and actual tax liability, or failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.
     This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Participants.
     The Total Payment will be treated as regular cash compensation. As such, you will recognize ordinary income in the year that you receive the cash payment for your Eligible Options. The ordinary income resulting from such amounts will be reflected in the Form W-2 reported to the Internal Revenue Service for that year. At the time your Total Payment is paid, we will reduce your payment to reflect all required Tax Withholdings and will send those amounts to the appropriate taxing or other authorities.

     There may be additional state or local tax imposed on your tender of Eligible Options, and those consequences may vary based on where you live. We recommend that you consult with a tax advisor to determine the specific tax considerations and tax consequences relevant to your participation in the Offer.
     You will not be subject to U.S. federal income tax as a result of your election not to exchange your Eligible Options.
     We recommend that you consult your tax advisor with respect to the federal, state, local and foreign tax consequences of electing to participate in the Offer.

13.	TERMS OF THE OFFER SPECIFIC TO ELIGIBLE PARTICIPANTS LOCATED OUTSIDE OF THE UNITED STATES.
     If you are an Eligible Participant located outside the United States who holds Eligible Options, you are also subject to the terms of the Offer as described in this document. Employees located outside the United States should refer to the Appendix to this document, entitled “Guide to Non-U.S. Issues,” for a discussion of the tax and other consequences of accepting or rejecting the Offer in certain countries outside the United States.
     Before accepting the Offer, we recommend that you consult with your tax advisor to determine the tax and social contribution consequences of the Offer, including, but not limited to, a determination of whether taxes in addition to the amounts withheld from the Total Payment, if any, will be due as a result of electing to participate in the Offer.

14.	EXTENSION OF OFFER; TERMINATION; AMENDMENT.
     We expressly reserve the right, in our discretion, at any time and from time to time, to extend the period of time during which the Offer is open and delay accepting any options surrendered or tendered for purchase and cancellation by announcing the extension and giving written notice of the extension to the Eligible Participants.
     We also expressly reserve the right, in our reasonable judgment, prior to the Offer Termination Date, to terminate or amend the Offer and to postpone our acceptance and cancellation of any Eligible Options tendered for purchase and cancellation pursuant to the Offer if any of the conditions specified in Section 7 of this document occur. In order to postpone the acceptance and cancellation of any Eligible Option, we must announce the postponement and give written notice of the postponement to the Eligible Participants. Our right to delay the acceptance and cancellation of Eligible Options may be limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we pay the consideration offered or return the tendered options promptly after we terminate or withdraw the Offer.
     As long as we comply with any applicable laws, we may amend the Offer in any way, including decreasing or increasing the Per Share Amount offered to Eligible Participants for their Eligible Options or by changing the number or type of stock options or underlying shares of common stock eligible to be tendered in the Offer. We may amend the Offer at any time by announcing the amendment. If we extend the length of time during which the Offer is open, we will issue the amendment no later than 9:00 a.m., Eastern Time, on the announced Offer Termination Date. Any announcement relating to the Offer will be sent promptly to Eligible Participants in a manner reasonably designed to inform Eligible Participants of the change.
     If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we may extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period an offer must remain open following material changes in the terms of the offer or information about the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances. We will publish a notice if we decide to take any of the following actions:
•	increase or decrease the Per Share Amount for your Eligible Options;

•	change the number or type of stock options or underlying shares of our common stock eligible to be tendered in the Offer; or

•	extend or terminate the Offer.
     If the Offer is scheduled to expire within ten business days from the date we notify you of such an action, we intend to extend the Offer until ten business days after the date the notice is published.

15.	FEES AND EXPENSES.
     We will not pay any fees or commissions to any broker, dealer or other person asking holders of Eligible Options to tender such options in the Offer, nor will we pay any fees or commissions to any third party with respect to the Total Payments.

16.	INFORMATION ABOUT COGNEX.
     Cognex is a leading worldwide provider of machine vision products that capture and analyze visual information in order to automate tasks, primarily in manufacturing processes, where vision is required. Machine vision is important for applications in which human vision is inadequate to meet requirements for size, accuracy, or speed, or in instances where substantial cost savings are obtained through the reduction of direct labor or improved product quality. Today, many types of manufacturing equipment require machine vision because of the increasing demands for speed and accuracy in manufacturing processes, as well as the decreasing size of items being manufactured. Our Modular Vision Systems Division (MVSD) specializes in machine vision systems that are used to automate the manufacturing of discrete items, while our Surface Inspection Systems Division (SISD) specializes in machine vision systems that are used to inspect the surfaces of materials processed in a continuous fashion.
     Our principal executive offices are located at One Vision Drive, Natick, Massachusetts 01760, and our telephone number is (508) 650-3000. Our website address is www.cognex.com. We post information for investors on the “Company Information — Investor Information” portion of our website. The information on our website is not part of this document.

17.	CORPORATE PLANS, PROPOSALS AND NEGOTIATIONS.
     Except as otherwise disclosed in this document or in our filings with the SEC, we presently have no plans or proposals and are not engaged in negotiations that relate to or would result in:
•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale, or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend rate or policy, indebtedness or capitalization;

•	any change in our present Board of Directors or management, including a change in the number or the term of directors or to fill any existing board vacancies or to change any material term of the employment contract of any executive officer;

•	any other material change in our corporate structure or business;

•	our shares being delisted from the NASDAQ Global Select Market;

•	our shares becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of any of our securities or the disposition of any of our securities; or

•	any change in our articles of organization or bylaws or other actions which may impede the acquisition of control of us by any person.
We cannot assure you that we will not plan, propose, or engage in negotiations with respect to the above-noted matters during the pendency or after the consummation of the Offer.
     In deciding whether to participate in the Offer, you should know that we evaluate strategic acquisitions from time to time, and will continue to do so in the future. We may issue shares of stock or pay cash in connection with such acquisitions. We also grant options in the ordinary course of business to our current and new employees, including our executive officers. Our employees, including our executive officers and directors, from time to time acquire or dispose of our securities.

18.	ADDITIONAL INFORMATION.
     We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this document is a part, with respect to the Offer. This document does not contain all of the information contained in the Schedule TO and the exhibits to the

Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following other materials, which we have filed with the SEC and are incorporating by reference into this document, before making a decision on whether to accept the Offer:
•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on February 17, 2009, including all material incorporated by reference therein;

•	Our Definitive Proxy Statement on Schedule 14A, filed on March 11, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 5, 2009, filed on May 6, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 5, 2009, filed on August 5, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended October 4, 2009, filed on November 2, 2009;

•	Our Current Reports on Form 8-K filed on February 20, 2009, April 22, 2009 and April 27, 2009;

•	The description of the Company’s common stock which is contained in the Company’s registration statement on Form 8-A, filed on July 12, 1989, including any amendment or other report filed for the purpose of updating such description; and

•	The description of the Company’s preferred stock purchase rights which is contained in the Company’s registration statement on Form 8-A, filed on December 5, 2008, including any amendment or other report filed for the purpose of updating such description.
     You also may want to review the filings we make with the SEC after the date of the Offer.
     The SEC file number for these filings is 000-17869. You can receive copies of these filings and other information, at prescribed rates, from the SEC by addressing written requests to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants such as Cognex Corporation that file electronically with the SEC. The address of the SEC website is www.sec.gov.
     We also will provide without charge to each person to whom we deliver a copy of this document, upon his or her written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:
Cognex Corporation
One Vision Drive
Natick, Massachusetts 01760
Attention: Sheila DiPalma
or by telephoning us at (508) 650-3356 between 9:00 a.m. and 5:00 p.m., Eastern Time.
     As you read the documents listed in this Section 18, you may find some inconsistencies in information from one document to another. Should you find inconsistencies among the documents, or between a document and this document, you should rely on the statements made in the most recent document.
     The information contained in this document about Cognex should be read together with the information contained in the documents to which we have referred you.

19.	FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.
     Certain information and statements contained in this document and our SEC reports referred to above are forward-looking statements. For this purpose, any statements contained in this document and our SEC reports regarding our strategy, future plans or operations, financial position, future revenues, projected costs, prospects, and objectives of management, other than statements of historical facts, may be deemed to be forward-looking statements. Without limiting the foregoing, the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” and similar words and other statements of a similar sense are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. There are a number of factors that could cause actual events or results to differ materially from those indicated or implied by forward-looking statements, many of which are beyond our control, including: (1) current and future conditions in the global economy; (2) the cyclicality of the semiconductor and electronics industries; (3) the inability to achieve significant international revenue; (4) fluctuations in foreign currency exchange rates; (5) the loss of a large customer; (6) the reliance upon key suppliers to manufacture and deliver critical components for our products; (7) the inability to attract and retain skilled employees; (8) the inability to design and manufacture high-quality products; (9) the technological obsolescence of current products and the inability to develop new products; (10) the failure to effectively manage product transitions or accurately forecast customer demand; (11) the failure to properly manage the distribution of products and services; (12) the inability to protect our proprietary technology and intellectual property; (13) our involvement in time-consuming and costly litigation; (14) the impact of competitive pressures; (15) the challenges in integrating and achieving expected results in acquired businesses; (16) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (17) potential disruption to the Company’s business from its restructuring programs; and (18) exposure to additional tax liabilities. The foregoing list should not be construed as exhaustive and we encourage you to refer to the detailed discussion of risk factors included in Part I — Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, as updated in Part II — Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended October 4, 2009. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. We disclaim any obligation to subsequently revise forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such statements are made.

     Our Board of Directors recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer from Cognex is limited to this document.

Cognex Corporation	November 16, 2009

SCHEDULE A
PER SHARE AMOUNTS FOR ELIGIBLE OPTIONS
     We are offering a cash payment in the amount set forth in the tables below for each share of our common stock subject to an Eligible Option with the grant date and exercise price indicated.
Eligible Options (Fully Vested):

Grant Date	Exercise Price	Per Share Amount
April 27, 1999	$28.954	$2.28
December 14, 1999	$30.813	$2.26
December 28, 1999 (Expiring December 28, 2009)	$36.375	$0.05
December 28, 1999 (Expiring December 28, 2014)	$36.375	$1.82
January 24, 2000	$43.094	$0.05
March 27, 2000	$59.688	$0.05
May 22, 2000 (Expiring May 22, 2010)	$50.500	$0.05
May 22, 2000 (Expiring May 22, 2015)	$50.500	$1.06
August 21, 2000	$45.405	$0.05
September 25, 2000	$36.940	$0.05
October 23, 2000	$30.375	$0.27
November 20, 2000	$27.565	$0.47
January 22, 2001 (Expiring January 22, 2011)	$25.595	$0.85
January 22, 2001 (Expiring January 22, 2016)	$25.595	$3.17
February 20, 2001	$26.095	$0.84
March 26, 2001	$24.785	$1.10
April 23, 2001	$31.620	$0.47
May 21, 2001	$30.855	$0.61
June 8, 2001 (Expiring June 8, 2010)	$28.760	$0.75
June 8, 2001 (Expiring June 8, 2016)	$28.760	$2.60
June 25, 2001	$24.660	$1.25
July 23, 2001	$29.205	$0.83
August 20, 2001	$26.795	$1.14
January 21, 2002	$24.035	$1.81
February 19, 2002	$23.110	$2.01
March 25, 2002	$29.600	$1.19
April 22, 2002	$27.365	$1.48
May 20, 2002	$26.305	$1.66
March 24, 2003 (Expiring March 24, 2013)	$24.060	$2.40
March 24, 2003 (Expiring March 24, 2018)	$24.060	$3.42
July 21, 2003	$24.450	$2.46
August 18, 2003	$27.996	$2.00
September 22, 2003	$29.915	$1.82
October 20, 2003	$28.900	$1.96
November 17, 2003	$27.415	$2.30
December 29, 2003	$27.600	$2.17
January 5, 2004	$28.670	$2.04
January 26, 2004	$30.645	$1.86
February 23, 2004	$32.375	$1.71
February 25, 2004	$31.940	$1.89
March 29, 2004	$31.595	$1.82
April 22, 2004	$32.975	$1.87
April 26, 2004	$35.135	$1.55
May 24, 2004	$32.100	$1.83
June 28, 2004	$36.650	$1.50

Grant Date	Exercise Price	Per Share Amount
July 22, 2004	$29.350	$2.31
July 26, 2004	$28.505	$2.22
August 23, 2004	$27.860	$2.33
September 27, 2004	$24.490	$2.82
November 22, 2004	$27.170	$2.47
December 27, 2004	$27.910	$2.41
January 10, 2005	$25.020	$2.79
January 24, 2005	$24.360	$2.92
February 22, 2005	$28.040	$2.44
March 29, 2005	$24.930	$2.87
April 25, 2005	$23.350	$3.13
May 23, 2005	$26.015	$2.75
June 27, 2005	$26.075	$2.76
July 25, 2005	$32.480	$2.08
August 22, 2005	$31.075	$2.22
September 26, 2005	$29.205	$2.43
October 24, 2005	$28.455	$2.54
November 21, 2005	$30.760	$2.31
Eligible Options (Not Fully Vested):

Grant Date	Exercise Price	Per Share Amount*
January 30, 2006	$29.380	$1.85
February 21, 2006	$27.850	$2.00
May 1, 2006	$26.505	$2.14
May 22, 2006	$25.735	$2.23
August 21, 2006	$24.595	$2.37
November 20, 2006	$25.010	$2.35
February 26, 2007	$23.120	$1.72
May 21, 2007	$24.010	$1.66
May 30, 2007	$23.220	$1.86
May 19, 2008	$26.510	$0.72
June 17, 2008	$27.130	$1.08

*	The Per Share Amount shown reflects a discount to the value calculated using the binomial lattice model due to the fact that the Eligible Option is not fully vested.

APPENDIX
GUIDE TO NON-U.S. ISSUES
This document was not intended or written to be used, and it cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN AUSTRIA
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Austria as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
     You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.
     Note that the Total Payment will not be eligible for any favorable tax treatment. By contrast, your Eligible Options may be eligible for favorable tax treatment and/or a tax deferral, provided they meet certain conditions. Therefore, you should carefully consider the tax impact of participating in the Offer.
Withholding and Reporting
     Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN BELGIUM
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Belgium and subject to the Belgian social security regime as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     The tax consequences to you with regard to your election to participate in the Offer differ depending on whether you accepted the Eligible Options within 60 days of their option offer date or more than 60 days from their option offer date. The option offer date is the date the original terms of your Eligible Options were first communicated to you.
A. OPTIONS TAXABLE AT GRANT (BECAUSE ACCEPTED WITHIN 60 DAYS OF THE OFFER DATE)
     If you accepted your Eligible Options within 60 days of their offer date but did not enter into the undertakings not to transfer the options except in case of death and not to exercise the options prior to the end of the third calendar year after the calendar year in which the offer took place (the “Undertakings”), you were subject to tax on the options at the time of the option offer for a taxable benefit equal to a percentage (i.e., in principle 15%, to be increased by 1% per additional year after five years from the offer date during which the option is exercisable) of the value of the underlying share at the time of the option offer.
     If you accepted your Eligible Options within 60 days of their offer date and entered into the Undertakings, you were subject to tax on the options at the time of the option offer under a favorable tax treatment for a taxable benefit equal to half the one that would have been applicable in the absence of such Undertakings. If you now elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment, you likely will be subject to tax on an amount equal to the amount on which you paid taxes at grant.
Receipt of Total Payment
     The tax authorities could take the view that the portion, if any, of the Total Payment that exceeds the amount of the taxable benefits arising from the grant of the options should be treated as salary and should be subject to income tax at your marginal rate and to any applicable social insurance contributions when the Total Payment is made to you through local payroll.
Withholding and Reporting
     Should any tax be due when you elect to participate in the Offer (or upon receipt of the Total Payment), your employer will be required to report the relevant taxable amount and withhold any applicable income taxes (and, as the case may be, social insurance contributions). You will be responsible for paying the difference between the actual tax liability and the amount withheld.
B. OPTIONS TAXABLE AT EXERCISE (BECAUSE ACCEPTED MORE THAN 60 DAYS AFTER THE OFFER DATE)
Election to Participate
     If you did not accept your Eligible Options within 60 days of the option offer date, you likely will be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment
     The Total Payment will be treated as salary and will be subject to income tax at your marginal rate and to any applicable social insurance contributions. You will likely be subject to tax when the Total Payment is made to you through local payroll.
Withholding and Reporting
     Your employer is required to report the Total Payment as salary and withhold any taxes and applicable social insurance contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN CANADA
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Canada as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
     The Total Payment will be treated as salary and will be subject to income tax at your marginal rate and to any applicable Canada Pension Plan (Quebec Pension Plan for Quebec residents) and Employment Insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) on the amount of the Total Payment. You will be subject to tax upon receipt of the Total Payment.
     You will continue to be eligible for the 50% tax deduction with respect to the Total Payment. However, if you previously took advantage of the opportunity to defer tax upon exercise of your stock options, income tax will become due upon surrender of your Eligible Options. Therefore, you should carefully consider the tax impact of participating in the Offer.
Withholding and Reporting
     Your employer is required to report the Total Payment as salary and to withhold any taxes and applicable Canada Pension Plan (Quebec Pension Plan for Quebec residents) and Employment Insurance contributions due on the Total Payment.
QUEBEC NOTICE
     By accepting the terms and conditions contained in the Election Form and agreeing to participate in the Offer, you further agree to the following:
     EACH ELIGIBLE OPTIONEE IN QUEBEC WHO PARTICIPATES IN THE OFFER HEREBY AGREES THAT IT IS THE ELIGIBLE OPTIONEE’S EXPRESS WISH THAT ALL DOCUMENTS EVIDENCING OR RELATING IN ANY WAY TO THE OFFER BE DRAFTED IN THE ENGLISH LANGUAGE ONLY.
     CHAQUE ACHETEUR DE L’INTÉRÊT AU QUEBEC QUI SOUSCRIT À DES INTÉRÊTS RECONNAÎT PAR LA PRÉSENTE QUE C’EST SA VOLONTÉ EXPRESSE QUE TOUS LES DOCUMENTS FAISANT FOI OU SE RAPPORTANT DE QUELQUE MANIÈRE À LA VENTE DES INTÉRÊTS SOIENT RÉDIGÉS UNIQUEMENT EN ANGLAIS.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN CHINA
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in China as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you receive the Offer. If you tender your Eligible Options in exchange for the Total Payment, you will be subject to tax on the Total Payment upon its receipt.
Receipt of Total Payment
     Based on recent published guidance issued by the State Administration of Taxation of China relating to the treatment of equity incentive based income under the Individual Income Tax Law of China, the Total Payment will most likely be treated as salary and will be subject to individual income tax at your marginal rate applicable for the month in which the Total Payment is received and may be subject to any applicable social taxes (to the extent you have not exceeded any applicable tax ceilings) on the amount of the Total Payment. Whether or not you are subject to social taxes is based on your local tax jurisdiction. You will be subject to tax upon receipt of the Total Payment.
Withholding and Reporting
     Your employer is required to report the Total Payment as salary and withhold any taxes due on the Total Payment. Under the current laws in China, it is unclear whether your employer is required to withhold and report any applicable social taxes on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN FINLAND
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Finland as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
     The Total Payment will be treated as salary and will be subject to income tax at your marginal tax rate and to any applicable social insurance contributions. You likely will be subject to tax when the Total Payment is made to you through local payroll.
Withholding and Reporting
     Your employer is required to report the Total Payment as salary and withhold income tax and applicable social insurance contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN FRANCE
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in France and subject to the French social security regime as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you receive the Offer. If you tender your Eligible Options in exchange for the Total Payment, you will be subject to tax on the Total Payment upon its receipt.
Receipt of Total Payment
     The Total Payment will be treated as salary and will be subject to any applicable social taxes (to the extent you have not exceeded any applicable tax ceilings), and to personal income tax at your marginal rate. You will be subject to tax upon receipt of the Total Payment.
Withholding and Reporting
     Your employer is not required to withhold any personal income tax due on the Total Payment. However, your employer is required to report the Total Payment to the French authorities as salary and withhold and report any applicable social taxes due on the Total Payment. It is your responsibility to report and pay any personal income tax due on the Total Payment.
Language Consent
     BY ACCEPTING THE TERMS AND CONDITIONS OF THE ELECTION FORM AND AGREEING TO PARTICIPATE IN THE OFFER, YOU FURTHER AGREE TO HAVING READ AND UNDERSTOOD THE DOCUMENTS RELATING TO THIS OFFER WHICH WERE PROVIDED IN ENGLISH LANGUAGE. YOU ACCEPT THE TERMS OF THOSE DOCUMENTS ACCORDINGLY.
     EN ACCEPTANT LES TERMES ET CONDITIONS DU FORMULAIRE DE SOUSCRIPTION ET EN ACCEPTANT DE PARTICIPER A L’OFFRE, VOUS CONFIRMEZ AVOIR LU ET COMPRIS LES DOCUMENTS RELATIFS À CETTE OFFRE QUI VOUS ONT ÉTÉ COMMUNIQUÉS EN LANGUE ANGLAISE. VOUS ACCEPTEZ LES TERMES ET CONDITIONS DE CES DOCUMENTS EN CONNAISSANCE DE CAUSE.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN GERMANY
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Germany as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you receive the Offer. If you tender your Eligible Options in exchange for the Total Payment, you will be subject to tax on the Total Payment upon its receipt.
Receipt of Total Payment
     The Total Payment will be treated as salary and you will be subject to income tax at your marginal rate and to applicable social taxes (to the extent you have not exceeded any applicable tax ceilings) on the amount of the Total Payment. You will be subject to tax upon receipt of the Total Payment.
     Note that the Total Payment will not be eligible for any favorable tax treatment. By contrast, your Eligible Options may be eligible for a small tax deduction (a tax free amount of EUR 360 per year will be granted), provided they meet certain conditions (see sec. 3 No. 39 German Income Tax Act). Therefore, you should carefully consider the tax impact of participating in the Offer.
Withholding and Reporting
     Your employer is required to report the Total Payment as salary and withhold applicable taxes due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN INDIA
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in India as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
     You will be subject to income tax at your marginal rate but will not be subject to social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.
     Depending on the terms of your Eligible Options, you may not be subject to income tax or fringe benefit tax on any income realized from the Eligible Options. By contrast, the Total Payment will always be subject to income tax. Therefore, please review the terms of your Eligible Options and carefully consider the tax impact of participating in the Offer.
Withholding and Reporting
     Your employer is required to report the Total Payment and withhold any taxes due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN IRELAND
     The following is a general summary of the tax consequences of the tender of Eligible Options in exchange for the Total Payment for individuals who are employed by Cognex Ltd. as of November 16, 2009 and have been resident, ordinarily resident and domiciled for tax purposes in Ireland from the date of grant of their Eligible Options until the receipt of Total Payment. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are not or have not been resident and domiciled in Ireland from the date your Eligible Options were granted to you until the receipt of Total Payment, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you receive the Offer. If you tender your Eligible Options in exchange for the Total Payment, you will be subject to tax on the Total Payment upon its receipt.
Receipt of Total Payment
     The Total Payment will be taxed as part of your salary and you will be subject to income tax (at your marginal rate), the income levy, PRSI and the health levy upon receipt.
Withholding and Reporting
     Your employer is required to report the Total Payment as salary and withhold the appropriate income tax, income levy, PRSI and health levy due on the Total Payment through the PAYE system.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN ISRAEL
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Israel as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you receive the Offer. If you tender your Eligible Options in exchange for the Total Payment, you will be subject to tax on the Total Payment upon its receipt.
Receipt of Total Payment
     The Total Payment will be treated as salary and you will be subject to income tax at your marginal rate and to applicable social taxes on the amount of the Total Payment. You will be subject to tax upon receipt of the Total Payment.
     Note that the Total Payment will not be eligible for any favourable tax treatment.
Withholding and Reporting
     Your employer is required to report the Total Payment as salary and withhold applicable taxes due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN ITALY
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Italy as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
     The Total Payment will be treated as salary and will be subject to income tax at your marginal rate and to any applicable social taxes (to the extent you have not exceeded any applicable tax ceilings) on the amount of the Total Payment. You will be subject to tax upon receipt of the Total Payment.
Withholding and Reporting
     Your employer is required to report the Total Payment as salary and withhold any taxes and applicable social taxes due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN JAPAN
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment, with respect to Eligible Participants who are resident individuals of Japan for Japanese tax purposes as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws or interpretations thereof change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors as to their exact tax consequences of the tender of your Eligible Options in exchange for the Total Payment.
     If you are not a resident individual of Japan for Japanese tax purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Classification of Income
     Under Japanese tax laws, it is not well established and not clear how the income you derive from the tender of your Eligible Options in exchange for the Total Payment will be classified for Japanese income tax purposes. However, the income would more likely be classified as employment income, rather than capital gains, given that, among other factors, (i) the Offer is made with a view to properly compensating Eligible Participants as described in the Offer to Purchase, (ii) the Offer is conditioned upon your continued employment or service relationship with Cognex or one of its subsidiaries, (iii) the Total Payment is made by Cognex but not by a third party purchaser, and (iv) if your Eligible Options were exercised, the income you derive would be classified as employment income.
     If the income is classified as employment income, you will in general be subject to income tax at your marginal rate on the amount of the Total Payment less applicable statutory deductions. You are advised to consult your tax advisor as to the applicable tax procedures that you are required to take in light of your particular circumstances, including whether you are required to file tax returns to report your income or you are exempt from that requirement under Japanese tax laws.
Timing of Taxation
     The timing of taxation upon the income you derive from the tender of your Eligible Options in exchange for the Total Payment is not clear either. However, if the income is classified as employment income, you would likely be required to recognize the employment income in the calendar year in which Cognex will have accepted your Eligible Options pursuant to the terms of the Offer to Purchase, because your entitlement to the Total Payment will become definitive at that time.
Tax Withholding
     If the income you derive from the tender of your Eligible Options in exchange for the Total Payment is classified as employment income, and if the payment of cash pertaining to the Total Payment is made via the payroll system of your employer, i.e., the Japanese Cognex subsidiary that you work for, your employer is required to withhold any withholding taxes due on the Total Payment, and social charges if applicable.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN KOREA
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Korea as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you receive the Offer. If you tender your Eligible Options in exchange for the Total Payment, you will be subject to tax on the Total Payment upon its receipt.
Receipt of Total Payment
     The Total Payment will be treated as salary and will be subject to income tax at your marginal rate and to any applicable social taxes (to the extent you have not exceeded any applicable tax ceilings) on the amount of the Total Payment. You will be subject to tax upon receipt of the Total Payment.
Withholding and Reporting
     Your employer is not required to report the Total Payment as salary and withhold income tax on the Total Payment. You will be responsible for paying any income taxes in association with the Total Payment. Social taxes, if due, will be withheld by your employer via local payroll.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN MALAYSIA
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Malaysia as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
     You will be subject to income tax at your marginal rate and to any applicable Employee Provident Fund and Social Security Fund contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.
     Note that the Total Payment will be subject to social security contributions, as noted above. By contrast, your Eligible Options are not subject to Employee Provident Fund or Social Security Fund contributions. Therefore, you should carefully consider the tax impact of participating in the Offer.
Withholding and Reporting
     Your employer is required to report the Total Payment and withhold any taxes and applicable Employee Provident Fund and Social Security Fund contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN NETHERLANDS
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in the Netherlands as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you receive the Offer. If you tender your Eligible Options in exchange for the Total Payment, you will be subject to tax on the Total Payment upon its receipt.
Receipt of Total Payment
     The Total Payment will be treated as salary and you will be subject to income tax at your marginal rate and to any applicable social taxes (to the extent you have not exceeded any applicable tax ceilings) on the amount of the Total Payment. You will be subject to tax upon receipt of the Total Payment.
Withholding and Reporting
     Your employer is required to report the Total Payment as salary and withhold applicable taxes on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN SINGAPORE
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Singapore as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you receive the Offer. If you tender your Eligible Options in exchange for the Total Payment, you will be subject to tax on the Total Payment upon its receipt.
Receipt of Total Payment
     The Total Payment will be subject to income tax at your marginal rate and to any applicable Central Provident Fund contributions (to the extent you have not exceeded any applicable tax ceilings) on the amount of the Total Payment. You will be subject to tax upon receipt of the Total Payment.
Withholding and Reporting
     Your employer is not required to withhold any income tax due on the Total Payment. However, your employer is required to report the Total Payment and any applicable Central Provident Fund contributions due on the Total Payment. It is your responsibility to report and pay any taxes due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN SPAIN
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Spain as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you receive the Offer. If you tender your Eligible Options in exchange for the Total Payment, you will be subject to tax on the Total Payment upon its receipt.
Receipt of Total Payment
     The Total Payment will be treated as salary and you will be subject to income tax at your marginal rate and to any applicable social taxes (to the extent you have not exceeded any applicable tax ceilings) on the amount of the Total Payment. You will be subject to tax upon receipt of the Total Payment.
Withholding and Reporting
     Your employer is required to report the Total Payment as salary and withhold applicable taxes on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN SWEDEN
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Sweden as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when electing to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
     The Total Payment will be treated as salary and subject to income tax at your margin tax rate and to social security contributions. The taxable event would be when the Total Payment is available to you.
Withholding and Reporting
     Your employer is normally obliged to pay social security contributions. The employer is also required to withhold tax and to report the benefit in the statement of earnings and tax deductions.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN SWITZERLAND
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Switzerland as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
     You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.
Withholding and Reporting
     Your employer is not required to withhold any income tax due on the Total Payment. However, your employer is required to report the Total Payment and withhold and report any applicable social insurance obligations. It is your responsibility to report and pay any income tax due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN TAIWAN
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Taiwan as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
     The Total Payment will be subject to income tax at your marginal rate and to any applicable social insurance contributions. You will be subject to tax when the Total Payment is made to you through your regular paycheck.
Withholding and Reporting
     Your employer likely is not required to withhold any taxes or applicable social insurance contributions due on the Total Payment, but may be required to report the income. It is your responsibility to report and pay any taxes and any social insurance contributions due on the amount of the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN THAILAND
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Thailand as of November 16, 2009. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
     You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
     You will be subject to income tax at your marginal rate but you will not be subject to social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.
Withholding and Reporting
     Your employer is required to report the Total Payment and withhold any taxes due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN THE UNITED KINGDOM
     The following is a general summary of the tax consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals who are employed by Cognex Corporation and Cognex UK Limited and have been resident, ordinarily resident and domiciled for tax purposes in the United Kingdom and within the UK national insurance regime from the grant of their Eligible Options until receipt of the Total Payment. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax and other laws change frequently and occasionally on a retroactive basis. All Eligible Participants considering participating in the Offer should consult with their own tax or financial advisors.
     If you are not or have not been resident, ordinarily resident and/or domiciled in the United Kingdom and within the UK national insurance regime from the date your Eligible Options were granted to you until receipt of the Total Payment, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws apply to your specific situation.
Election to Participate
     You will not be subject to UK income tax or UK employee national insurance contributions when you receive the Offer. If you tender your Eligible Options in exchange for the Total Payment, you will be subject to UK income tax at your marginal rate and UK employee national insurance contributions upon receipt.
Receipt of Total Payment
     The Total Payment will be taxed as part of your salary and will be subject to UK income tax at your marginal rate and UK employee national insurance contributions upon receipt.
Withholding and Reporting
     Your employer will report the Total Payment to HM Revenue and Customs. UK income tax and UK employee national insurance contributions will be withheld from the Total Payment made to you.